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                                                                   EXHIBIT 5.1


                               ARTER & HADDEN LLP
                                  One Columbus
                              10 West Broad Street
                            Columbus, Ohio 43215-3422


                                February 4, 1998



PH Group Inc.
2365 Scioto Harper Drive
Columbus, Ohio  43205

Gentlemen:

     As special corporate legal counsel for PH Group Inc., an Ohio corporation (the "Company"), we are familiar with the Registration Statement on Form S-8, referred to herein as the "Registration Statement" to be filed on or about February 5, 1998 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 187,500 of the Company's Common Shares, without par value (the "Shares") issuable pursuant to the PH Group Inc. 1997 Stock Incentive Plan effective January 28, 1997 (the "Plan").

     In connection with the foregoing, we have examined (a) the Articles of Incorporation and the Code of Regulations of the Company, each as amended to date, (b) the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

     Based upon such examination, we are of the opinion that the Shares have been duly authorized and when issued and delivered against payment therefor pursuant to the Plan and in the manner contemplated by the Plan will be validly issued, fully paid and nonassessable.

     We hereby bring to your attention that our legal opinions are an expression of professional judgment and not a guarantee of a result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or new developments that might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Arter & Hadden

                                                  ARTER & HADDEN LLP